JOINT BUSINESS AGREEMENT

between "IMMUNOTECH LABORATORIES BG" LTD a Bulgarian Corporation with its principal offices located at 61 Nishava str. Ent. A, fl. 3, apt. 6,

hereinafter referred to as the "IMMB BG",

-and-

NIKA PHARMACEUTICALS, INC., a Colorado Corporation with its principal offices located at 2269 Merrimack Valley Avenue, Henderson, NV 89044, United States,

hereinafter referred to as the "NIKA",

in consideration of the promises made herein and intending to be legally bound as of the date of signing, the parties agree as follows:

I. GENERAL TERMS

1. Terms

1.1 IMMB BG and NIKA are combining their efforts to realize the registration, production and distribution of medicinal products based on the Inactivated Pepsin Fraction ("IPF") platform with U.S. Patents № 7,479,538, 7,625,565, 8,066,982, 8,067,531, 8,309,072.

1.2 NIKA is obligated to finance the production of three (3) validation batches of the medicinal product ITV-1 – U.S. Patent № 7,479,538.

1.3 NIKA will secure the financing for the production and distribution of all medicinal products, which are subject to this agreement.

1.4 The current agreement is concerned with the territories of Europe, Asia, Africa, North America, South America, and Australia (continent).

1.5 IMMB BG is obligated to provide the full documentation, which pertains to the registration, production, and distribution for the fulfilment of the terms of this agreement.

1.6 The net profits, after expenses and taxes, that are accumulated pursuant to this agreement will be split between the parties. NIKA will be receiving 70% of net profits and IMMB BG will be receiving 30% of the net profits throughout the duration of this agreement.

2. Duration

2.1 The duration of the current agreement will be for a period of 9 years and will renew automatically for another 9 years unless there are reasonable objections to the renewal by one of the parties.

3. Termination

3.1 The current agreement can be terminated only under explicit mutual consent in writing signed by both parties.

II. REPRESENTATIONS

4. Status of IMMB BG

4.1 IMMB BG is a corporation duly organized, validly existing, and in good standing under the laws of the Republic of Bulgaria, with corporate power to own property and carry on its business as it is now being conducted. IMMB BG is domiciled in Sofia, Bulgaria with UIC/PIC 202326744.

4.2 IMMB BG has exclusive rights for the production and distribution of the medicinal products with U.S. Patents № 7,479,538, 7,625,565, 8,066,982, 8,067,531, 8,309,072, which includes the medicinal products ITV-1 – ImmunH, ITV-2, ITV-3, ITV-4, ITV-5.

4.3 IMMB BG has successfully completed Phase III for ITV-1 with trading name ImmunH, which is comprised of a clinical trial conducted in *Specialized Hospital for Active Treatment of Infectious and Parasitic Deceases "Professor Ivan Kirov"*, Sofia on 31 patients suffering from AIDS in the advanced stages of the disease.

5. Status of NIKA

5.1 NIKA is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado, with corporate power to own property and carry on its business as it is now being conducted. NKPH is domiciled in Colorado under the Colorado Secretary of State with Colorado Business ID 20041195123. NKPH is a fully reporting company with the Securities and Exchange Commission ("SEC") with CIK #0001145604.

III. ADDITIONAL TERMS

6. Disagreements

6.1. All disagreements between the parties of this agreement will be resolved in the spirit of good faith and if that is not possible according to the laws of the Republic of Bulgaria.

7. Signing terms

7.1 This Agreement shall enter into full force as of the date of signing by both parties.

7.2 This Agreement is signed in two identical copies - one for each party.

Date: August 1, 2022

FOR IMMB BG:	**FOR NIKA:**
DIMITAR SLAVCHEV SAVOV MANAGER "IMMUNOTECH LABORATORIES BG" LTD	DIMITAR SLAVCHEV SAVOV PRESIDENT NIKA PHARMACEUTICALS, INC.

ИММУНОТЕХ ЛАБОРАТОРИЕС
БГ ООД - BG Ltd.
IMMUNOTECH LABORATORIES

NIKA PHARMACEUTICALS, INC.